PILGRIM BAXTER VALUE INVESTORS, INC.
                                 CODE OF ETHICS

This Code of Ethics has been adopted by the Board of Directors of Pilgrim Baxter Value Investors, Inc. ("PBVI") in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such investment companies.

While affirming its confidence in the integrity and good faith of all of its employees, officers, and directors, PBVI recognizes that certain of its personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for PBVI's Clients, and that if such individuals engage in personal transactions in securities that are eligible for investment by Clients, these individuals could be in a position where their personal interests may conflict with the interests of Clients.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Act, PBVI has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures.


I.   STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in PBVI by its Clients and to give effect to PBVI's belief that its operations should be directed to benefit its Clients, PBVI hereby adopts the following general principles to guide the actions of its employees, officers, and directors:

1. The interests of Clients are paramount. All PBVI personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of Clients before their own.

2. All personal transactions in securities by PBVI personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of a Client.

3. All PBVI personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a Client, or that otherwise bring into question the person's independence or judgment.


II.  DEFINITIONS

1. "Access Person" means (i) every director or officer of PBVI, (ii) every employee of PBVI who, in connection with his or her regular functions or duties, makes, participates in, or


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     obtains information regarding the Purchase or Sale of a Security by a
     Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a Control relationship to PBVI who obtains information concerning recommendations made by PBVI with respect to the Purchase or Sale of a Security by a Client.

2. "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself of herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by (i) his or her spouse or partner, (ii) minor children, (iii) a relative who shares his or her home, or (iv) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the securities held by such person.

3. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of the given situation. A natural person shall not be presumed to be a controlled person.

4. "Client" means any investment company registered under the Act, a series of an investment company registered under the Act, or a separately managed investment management account for which PBVI acts as investment adviser or sub-adviser.

5. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

6. "Investment Personnel" means (a) any portfolio manager and (b) Security analysts, traders and other personnel, who provide information and/or advice to any portfolio manager, or who execute or help execute any portfolio manager's decisions.

7. "Limited Offering" means an offering that is exempt from registration under the


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     Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

8. An Access Person's "Personal Account" means any Securities account in which such Access Person has direct or indirect Beneficial Ownership.

9. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

10. The designated "Review Officer" is the Chief Compliance Officer of PBVI. The "Alternate Review Officers" are (i) the Chief Investment Officer of PBVI, (ii) the General Counsel and Secretary of PBVI, and (iii) the Senior Compliance Officer of the Investment Adviser. In the absence of the Review Officer, an Alternate Review Officer shall act in all respect in the manner prescribed herein for the Review Officer. A "Code of Ethics Officer," as designated by the Review Officer, shall act under the direction and supervision of the Review Officer.

11. A "Related Security" is any Security whose value directly fluctuates as a result of a change in the value of a Security or Limited Offering in the Securities Universe.

12. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end mutual funds. The term includes any investment limited partnership that is registered under the Securities Act of 1933 and any Initial Public Offering.

13. A "Limited Offering or Security Held or to be Acquired" by a Client means any Limited Offering or Security which, within the most recent 15 days, (i) is or has been held by a Client or (ii) is being or has been considered by PBVI for purchase for a Client.

14. A Limited Offering or Security is "Being Purchased or Sold" by a Client from the time when a recommendation has been communicated to the persons who place the buy and sell orders for a Client until the time when such program has been fully completed or terminated.

15. "Security Universe" means only the Securities or Limited Offerings held or to be acquired by PBVI, or a subsidiary of PBVI located on the same premises as PBVI or using PBVI's security transaction facilities for a Client.


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III. PROHIBITED PURCHASES AND SALES OF SECURITIES AND LIMITED OFFERINGS.

1. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Limited Offering or Security Held or to be Acquired by any Client:

     a)   employ any device, scheme, or artifice to defraud such Client;

     b) make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     c) engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

     d)   engage in any manipulative practice with respect to such Client.

2. Subject to Section IV of this Code, no Access Person may purchase or sell, directly or indirectly, a Security or Limited Offering for a Personal Account at the same time that the same Security, Limited Offering or a Related Security is in the Security Universe.

3. No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any Client) any information regarding transactions in Securities or Limited Offerings by any Client or the Security Universe.

4. No Access Person shall recommend any transaction in Securities or Limited Offering by any Client without having disclosed his or her interest, if any, in such Securities or Limited Offering or the issuer thereof, including without limitation:

     a) the Access Person's direct or indirect Beneficial Ownership of any Securities or Limited Offerings of such issuer;

     b) any contemplated transaction by the Access Person in such Securities or Limited Offering;

     c) any position the Access Person has with such issuer or its affiliates (for example, a directorship); and


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     d)   any present or proposed business relationship between such issuer or its affiliates, on the one hand, and the Access Person or any party in which the Access Person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Securities, Limited Offering or issuer is not material to his or her personal net worth and any contemplated transaction by the Access Person in such Securities or Limited Offering cannot reasonably be expected to have a material adverse effect on any such transaction by any Client or on the market for the Securities or Limited Offering generally, that Access Person shall not be required to disclose his or her interest in the Securities, Limited Offering or the issuer in connection with any such recommendation.

5. Every Access Person is prohibited from directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering.

6. Every Access Person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any beneficial ownership in a Limited Offering.

7. No Investment Personnel shall profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) Security within a 60-day calendar day period. This 60-day period will not include any purchase or sale made pursuant to the exercise or expiration of an option on a Security; provided that such exercise or expiration is not at the discretion of the Investment Personnel. Other exceptions to this policy are permitted only with the approval of the Review Officer.

8. Subject to Section IV of this Code, new employees who at the date of their employment own, directly or indirectly, any Security included in the Security Universe or a Limited Offering and current employees with a Security holding that subsequently is included in the Security Universe are prohibited from engaging in any transaction which might be deemed to violate Section III (1) of this Code.


IV.  PRE-CLEARANCE OF TRANSACTIONS.

A.   Limited Offerings

2. As provided in Section III(3) of this Code, every person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any beneficial


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     ownership in a Limited Offering. This pre-clearance approval process is governed by the Pre-Clearance Procedures and Conditions for Limited Offerings which are attached to and made part of this Code. The Review Officer shall report all such transactions to the Board of Directors of the PBHG Family of Funds.

B.   Securities

5. Except as provided in Section IV(3) of this Code, every Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(4) below. Pre-clearance of a Securities transaction is valid for two (2) business days.

6. In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with PBVI.

7. The pre-clearance requirements of Section IV(1) shall not apply to the following transactions:

     f) Purchases or sales over which the Access Person has no direct or indirect influence or Control.

     g) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

     h)   Purchases that are part of an automatic dividend reinvestment plan.

     i) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     j) Purchases or sales of Securities that are not eligible for inclusion in the Securities Universe.

8. Transactions that may be entitled to clearance from the Review Officer include transactions, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Client and with respect to registered investment companies, which are otherwise in accordance with


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     Rule 17j-1. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is in the Security Universe (but not then Being Purchased or Sold) if the issuer has a market capitalization of over $1 billion. The Review Officer shall report all such transactions to the Board of Directors of The PBHG Family of Funds.


V.   ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

1. The receipt of any gift, favor, gratuity or other thing ("Gift") by an Access Person from any person or entity that does business with PBVI with a fair market value in excess of $100 requires pre-approval by the Review Officer prior to its acceptance. Gifts do not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes. No Access Person or member of his or her family may accept a Gift or consider the prior receipt of a Gift when exercising his or her fiduciary responsibilities.

2. No Investment Personnel shall accept a position as a director, trustee, or general partner of a publicly traded company or partnership unless the acceptance of such position has been approved by the Review Officer as consistent with the interests of the Clients.

3. Every Access Person must direct each brokerage firm or bank at which the Access Person maintains a securities account to send duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts promptly to PBVI's Compliance Department. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the Compliance Department.


VI.  REPORTING OBLIGATIONS

1. Every Access Person shall report all transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in Securities and Limited Offerings provided: however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Reports shall be filed with the Compliance Department each quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to the Alternate Review Officer, who shall act in all respects in the manner prescribed herein for the Review Officer.


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2.   Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     a) the date of the transaction, the title and the number of shares, and the principal amount of each Security and Limited Offering involved;

     b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     c)   the price at which the transaction was effected;

     d) the name of the broker, dealer, bank or other entity with or through whom the transaction was effected; and

     e)   the date the report was signed.

3. Any such report may refer to the information contained in the statements required by Section V (3) of this Code.

4. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security or Limited Offering to which the report relates.

5. Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

6. In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

7. No later than 10 days after the end of a calendar quarter, each access person must report to the Compliance Department all accounts opened during the quarter in which Securities or Limited


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     Offerings were held for the direct or indirect benefit of the Access
     Person. Specifically, the Access Person must report:

     d) the name of the broker, dealer, bank or other entity with whom the account was opened;

     e)   the date the account was opened; and

     f)   the date the Access Person signed the report.

8. Reports maintained pursuant to Rule 204-2(a)(12) under the Advisers Act shall meet the requirements for reports required to be made under this section.

9. Within 10 days of becoming an Access Person, every Access Person must provide to the Review Officer a complete listing of all Securities and Limited Offerings owned by such person and thereafter must submit a revised list of such holdings as of December 31 of each subsequent year to the Compliance Department.

10.  Every Access Person shall certify annually that he or she:

     a) has read and understands this Code and recognized that he/she is subject to it;

     b)   has complied with the Code during the past year;

     c)   will comply with the Code during the upcoming year; and

     d) has disclosed and reported all personal Securities and Limited Offering transactions required to be disclosed or reported.


VII. REVIEW AND ENFORCEMENT

6.   The Code of Ethics Officer shall review all reports submitted pursuant to
     Section VI.

7. The Code of Ethics Officer shall provide a comparison of all reported personal transactions with completed portfolio transactions of the Access Persons and a list of Securities and Limited Offerings being considered for purchase or sale by PBVI to the Review Officer. Determination of whether a violation of this Code


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     may have occurred will be made by the Review Officer. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

8. If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her determination and any additional explanatory material provided by the individual, to an Alternate Review Officer, who shall make an independent determination as to whether a violation has occurred.

9. If the Alternate Review Officer finds that a violation has occurred, the Alternate Review Officer shall impose upon the individual such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension or termination of the employment of the violator, or disgorgement of profits. There shall be no mandatory sanction for inadvertent non-compliance with the blackout trading restrictions set forth in Section III (2).

10. No Person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself. If a personal transaction of the Alternate Review Officer is under consideration, the other Alternate Review Officer or the Chief Executive Officer shall act in all respects in the manner prescribed herein for an Alternate Review Officer.


VIII. RECORDS.

PBVI shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

7. A copy of this Code and any other code which is, or at any time within the past six years has been, in effect shall be preserved;

8. A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved for a period of not less than six years;

9. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than six years; and


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10.  A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code shall be maintained.

11. A list of personnel who are, or within the past six years have been Review Officers, Code of Ethics Officers and members of the Limited Offering Review Committee shall be maintained.

12. Effective January 2000, a record of any decision by the Limited Offering Review Committee, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.


IX.  MISCELLANEOUS

4. All reports of Securities and Limited Offering transactions and any other information filed with PBVI pursuant to this Code shall be treated as confidential.

5. PBVI may from time to time adopt such interpretations of this Code as it deems appropriate.

6. The Review Officer shall prepare a report to PBVI's Board of Directors, upon request, as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

Adopted this 1st day of February 2000.



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                        PBHG INSURANCE SERIES FUND, INC.
                                 CODE OF ETHICS


This Code of Ethics is adopted by the Board of Directors of PBHG Insurance Series Fund, Inc. (the "Fund") in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. This Code of Ethics is based upon the principle that the directors and officers of the Fund, and certain Affiliated Persons of the Fund and its investment advisers and sub-advisers, owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the investment advisers to the portfolios of the Fund to report material violations of this Code of Ethics to the Board of Directors of the Fund.


I.   DEFINITIONS

1. "Access Person" means any director, officer, or Advisory Person of the Fund. Notwithstanding the foregoing and except for such reporting requirements as may be required pursuant to in Section VI (5), an Access Person of the Fund is not subject to this Code of Ethics if: (a) such person is subject to a separate code of ethics of the Fund's investment adviser, sub-adviser, administrator, sub-administrator or distributor and such code

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     of ethics has been reviewed by the Board of Directors of the Fund, and (b)
     such person is a director of the Fund who is not an "Interested Person" of the Fund as defined in this Code, except where such director knows, in the ordinary course of fulfilling his or her official duties as a director of the Fund that such Security is a Security Held or to be Acquired by the Fund, its Investment Adviser, or any sub-adviser.

2. "Advisory Person" means (a) any employee of the Fund who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains current information regarding the Purchase or Sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a Control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund.

3. "Affiliated Person" of another person means (a) any person directly or indirectly owning, Controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, Controlled, or held with power to vote, by such other person; (c) any person directly or indirectly Controlling, Controlled by, or under common Control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

4. "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act

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     of 1934. This means that a person should generally consider himself of herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by (i) his or her spouse or domestic partner, (ii) minor children, (iii) a relative who shares his or her home, or (iv) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the securities held by such person.

5. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. A natural person shall be presumed not to be a controlled person.

6. "Disinterested Director" means a director who is not: an Affiliated Person, as defined in (3) above of the Fund; a member of the immediate family of any natural person who is an Affiliated Person of the Fund; an Interested Person, as defined in (7) below of the Fund, any investment adviser or any principal underwriter for the Fund.

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7.   Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject ot the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

8. "Interested Person" of another person means--when used with respect to an investment company--

     a)   any Affiliated Person of such company,

     b) any member of the immediate family of any natural person who is an Affiliated Person of such company,

     c) any Interested Person of any investment adviser of or principal underwriter for such company,

     d) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

     e) any broker or dealer registered under the Securities Exchange Act of 1934 or any Affiliated Person of such a broker or dealer, and

     f) any natural person whom the Commission by order shall have determined to be an Interested Person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same

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          investment adviser or principal underwriter or with the principal executive officer of such other investment company.

          Provided, that no person shall be deemed to be an Interested Person of an investment company solely by reason of (i) his or her being a member of its board of directors or advisory board or an owner of its securities, or (ii) his or her membership in the immediate family of any person specified in clause (i) of this proviso.

9.   "Investment Adviser" means Pilgrim Baxter & Associates, Ltd.

10. "Investment Personnel" means (a) any portfolio manager of the Fund and (b) securities analysts, traders and other personnel who provide information and/or advice to any portfolio manager or who execute or help execute the portfolio manager's decisions.

11. A "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

12. An Access Person's "Personal Account" means any Securities account in which such Access Person has direct or indirect Beneficial Ownership.

13. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

14. The designated "Review Officer" is the Chief Compliance Officer of the Investment Adviser. The "Alternate Review Officers" are (i) Chief Investment Officer of the Investment Adviser and President of the Fund,
     (ii) General Counsel and Secretary of the Investment Adviser and Vice


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

     President and Secretary to the Fund, and (iii) Senior Compliance Officer of the Investment Adviser. In the absence of the Review Officer, an Alternate Review Officer shall act in all respect in the manner prescribed herein for the Review Officer. A "Code of Ethics Officer," as designated by the Review Officer, shall act under the direction and supervision of the Review Officer.

15. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end mutual funds. The term includes any investment limited parthership that is registered under the Securities Act of 1933 and any Initial Public Offering.

16. A "Limited Offering or Security Held or to be Acquired" by the Fund means any Limited Offering or Security which, within the past 15 days, (i) is or has been held by the Fund or (ii) is being or has been considered by the Fund for purchase by the Fund.

17. A Security is "Being Purchased or Sold" by the Fund from the time when a recommendation to purchase or sell the Security has been made and communicated to the persons who place the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

18. "Security Universe" means only the Securities or Limited Offerings held or to be acquired for the Fund.

II.  PROHIBITED PURCHASES AND SALES OF SECURITIES AND LIMITED OFFERINGS.

1. No Access Person shall in connection with the purchase or sale, directly or indirectly, by such person of a Limited Offering or Security Held or to be Acquired by the Fund:

     a)   employ any device, scheme, or artifice to defraud the Fund;

     b) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     c) engage in any act, practice, or course of business that would operate as a fraud or deceit upon the Fund; or

     d)   engage in any manipulative practice with respect to the Fund.

2. Subject to Section III (4) of this Code no Access Person may purchase or sell, directly or indirectly, a Security or Limited Offering for a Personal Account at the time that the same (or a related) Security or Limited Offering is in the Security Universe.

3. No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding transactions in Securities of Limited Offerings by the Fund or in the Security Universe.

4. No Access Person shall recommend any transaction in Securities or Limited Offerings by the Fund without having disclosed his or her interest, if any, in such Securities or Limited Offerings or the issuer thereof, including without limitation:

     a) the Access Person's direct or indirect Beneficial Ownership of any Securities or Limited Offerings of such issuer;

     b) any contemplated transaction by the Access Person in such Securities or Limited Offering;

     c) any position the Access Person has with such issuer or its affiliates (for example, a directorship); and

     d) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and the Access Person or any party in which the Access Person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Securities, Limited Offering or issuer is not material to his or her personal net worth and any contemplated transaction by the Access Person in such Securities or Limited Offerings cannot reasonably be expected to have a material adverse effect on any such transaction by the Fund or on the market for the Securities or Limited Offerings generally, that Access Person shall not be required to disclose his or her interest in the Securities, Limited Offering or the issuer in connection with any such recommendation.

5. Every Access Person is prohibited from directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering.

6. Every Access Person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acuiring or selling any beneficial ownership in a Limited Offering.

7. Subject to Section III (4) of this Code, no Investment Personnel shall profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) Security within a 60-day calendar day period. This 60-day period will not include any purchase or sale made pursuant to the exercise or expiration of an option on a Security; provided that such exercise or expiration is not at the discretion of the Investment Personnel. Other exceptions to this policy are permitted only with the approval of the Review Officer.

8. Subject to Section IV (4) of this Code, new employees who at the date of their employment own, directly or indirectly, any Security included in the Security Universe or a Limited Offering and current employees with a Security holding that subsequently is included in the Security Universe are prohibited from engaging in any transaction which might be deemed to violate Section II (1) of this Code.


III. PRE-CLEARANCE OF TRANSACTIONS.

A.   Limited Offerings

1. As provided in Section III(3) of this Code, every person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any beneficial ownership in a Limited Offering. This pre-clearance approval process is governed by the Pre-Clearance Procedures and Conditions for Limited Offerings which are attached to and made part of this Code. The Review Officer shall report all such transactions to the Board of Directors of the PBHG Family of Funds.

1. B. Securities. Except as provided in Section III (3) of this Code, every Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section III(4) below. Pre-clearance of a Securities transaction is valid for two (2) business days.

2. In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Fund, the Investment Adviser, or any subsidiary of the Investment Adviser.

3. The pre-clearance requirements of Section III(1) of this Code, shall not apply to the following transactions:

     a) Purchases or sales made by directors of the Fund who are not "Interested Persons" of the Fund as defined in this Code, except where such director knows in the ordinary course of fulfilling his or her official duties as a director of the Fund that such Security is a Security Held or to be Acquired by the Fund, its Investment Adviser, or any sub-adviser.

     b) Purchases or sales over which the Access Person has no direct or indirect influence or Control.

     c) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

     d)   Purchases that are part of an automatic dividend reinvestment plan.

     e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     f) Purchases or sales of securities that are not eligible for purchase or sale by the Fund.

4.   The following transactions may be entitled to clearance from the Review
     Officer:

     a) Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund and which are otherwise in accordance with Rule 17j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is in the Security Universe (but not then Being Purchased or Sold) if the issuer of such Security has a market capitalization of over $1 billion.

     b)   The Review Officer shall report all transactions cleared pursuant to
          Section III (4)(a) to the Board of Directors of the Fund.

IV.  ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

1. The receipt any gift, favor, gratuity or other thing ("Gift") by an Access Person from any person or entity that does business with or on behalf of the Fund, the Investment Adviser or a subsidiary of the Investment Adviser with a fair market value in excess of $100 requires pre-approval by the Review Officer. Gifts do not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes. No Access Person or member of his or her family may accept a Gift or consider the prior receipt of a Gift when exercising his or her fiduciary responsibilities.

2. No Investment Personnel shall accept a position as a director, trustee, or general partner of a publicly-traded company or partnership unless the acceptance of such position has been approved by the Review Officer as consistent with the interests of the Fund.

3. Every Access Person must direct each brokerage firm or bank at which the Access Person maintains a securities account to send duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts promptly to the compliance department of the Investment Adviser's. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the compliance department of the Investment Adviser.


V.   REPORTING OBLIGATIONS

1. Every Access Person shall report all transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in Securities and Limited Offerings: provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Reports shall be filed with the Compliance Department each quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an Alternate Review Officer, who shall act in all respects in the manner prescribed herein for the Review Officer.

2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     a) the date of the transaction, the title and the number of shares, and the principal amount of each Security and Limited Offering involved;

     b) the nature of the transaction ( i.e., purchase, sale or any other type of acquisition or disposition);

     c)   the price at which the transaction was effected;

     d) the name of the broker, dealer, bank or other entity with or through whom the transaction was effected; and

     e)   the date the report was signed.

3. Any such report may refer to the information contained in the statements required by Section IV (3) of this Code.

4. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security or Limited Offering to which the report relates.

5. Every director who is not an "Interested Person" of the Fund need only report a transaction in a Security if such director, at the time of that transaction, knew in the ordinary course of fulfilling his or her official duties as a director of the Fund that such Security was a Security Held or to be Acquired by the Fund, the Investment Adviser or a sub-adviser.

6. Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.


7. In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

8. No later than 10 days after the end of a calendar quarter, each access person must report to the Compliance Department all accounts opened during the quarter in which Securities or Limited Offerings were held for the direct or indirect benefit of the Access Person. Specifically, the Access Person must report:

     a) the name of the broker, dealer, bank or other entity with whom the account was opened;

     b)   the date the account was opened; and

     c)   the date the Access Person signed the report.

9. Within 10 days of becoming an Access Person, every Access Person must provide to the Review Officer a complete listing of all Securities and Limited Offerings owned by such person and thereafter must submit a revised list of such holdings as of December 31 of each subsequent year to the Compliance Department.

10.  Every Access Person shall certify annually that he or she:

     a) has read and understands this Code and recognizes that he/she is subject to it;

     b)   has complied with the Code during the past year;

     c)   will comply with the Code during the upcoming year; and

     d) has disclosed and reported all personal Securities and Limited Offering transactions required to be disclosed or reported.


VI.  REVIEW AND ENFORCEMENT

1.   The Code of Ethics Officer shall review all reports submitted pursuant to
     Section V.

2. The Code of Ethics Officer shall provide a comparison of all reported personal transactions with completed portfolio transactions of the Access Persons and a list of Securities and Limited Offerings purchased or sold by the Fund to the Review Officer. Determination of whether a violation of this Code may have occurred will be made by the Review Officer. Before making any determination that a violation has been committed by any person, the

     Review Officer shall give such person an opportunity to supply additional explanatory material.

3. If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her determination, and any additional explanatory material provided by the individual, to an Alternate Review Officer, who shall make an independent determination as to whether a violation has occurred.

4. If the Alternate Review Officer finds that a violation has occurred, the Alternate Review Officer shall impose upon the individual such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension or termination of the employment of the violator, and/or disgorgement of profits.

5. No Person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself. If a personal transaction of the Alternate Review Officer is under consideration, the other Alternate Review Officer or the Chief Executive Officer shall act in all respects in the manner prescribed herein for an Alternate Review Officer.

6. Any material violations involving Access Persons to the Fund shall be reported to the Board of Directors of the Fund promptly. The Review Officer shall determine in conjunction with an Alternate Review Officer whether a material violation has occurred.

VII. RECORDS.

1. The Investment Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

2. A copy of this Code and any other code which is, or at any time within the past six years has been, in effect shall be preserved;

3. A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than six years

4. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than six years; and

5. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code shall be maintained.

6. A list of personnel who are, or within the past six years have been, Review Officers and Code of Ethics Officers and members of the Limited Offering Review Committee shall be maintained.

7. Effective February 2000, a record of any decision by the Limited Offering Review Committee, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.

VIII. MISCELLANEOUS

1. All reports of Securities and Limited Offering transactions and any other information filed with the Investment Adviser pursuant to this Code shall be treated as confidential.

2. The Board of Directors for the Fund may from time to time adopt such interpretations of this Code, as it deems appropriate.

3. The Review Officer shall prepare a report to the Investment Adviser and to the Board of Directors of the Fund at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.



Adopted this 1st day of February 2000.

                             SEI INVESTMENTS COMPANY
                               CODE OF ETHICS AND
                             INSIDER TRADING POLICY



















January, 2000

                             SEI INVESTMENTS COMPANY
                    CODE OF ETHICS AND INSIDER TRADING POLICY
                                TABLE OF CONTENTS


I.   GENERAL POLICY

II.  CODE OF ETHICS

     A.  PURPOSE OF CODE
     B.  EMPLOYEE CATEGORIES
     C.  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS
     D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
     E.  REPORTING REQUIREMENTS
     F.  DETECTION AND REPORTING OF CODE VIOLATIONS
     G.  VIOLATIONS OF THE CODE OF ETHICS
     H.  CONFIDENTIAL TREATMENT
     I.  DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

III. INSIDER TRADING POLICY

     A.  WHAT IS "MATERIAL" INFORMATION?
     B.  WHAT IS "NONPUBLIC INFORMATION"?
     C.  WHO IS AN INSIDER?
     D.  WHAT IS MISAPPROPRIATION?
     E.  WHAT IS TIPPING?
     F.  IDENTIFYING INSIDE INFORMATION?
     G.  TRADING IN SEI INVESTMENTS COMPANY SECURITIES
     H.  VIOLATIONS OF THE INSIDER TRADING POLICY

I.  GENERAL POLICY

SEI Investments Company, through various subsidiaries (jointly "SEI"), is an investment adviser, administrator, distributor, and/or trustee of investment companies, collective investment trusts, investment partnerships, and asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SEI is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics and Insider Trading Policy (jointly "Policy") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions of all SEI employees.

SEI has a highly ethical business culture and expects that all employees will conduct any personal securities transactions consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an employee invests for his or her own account, conflicts of interest may arise between a client's and the employee's interest. Such conflicts may include using an employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for an employee's own portfolio, or frontrunning, which occurs when an employee trades in his or her personal account before making client transactions. As a fiduciary, SEI owes a duty of loyalty to clients which requires that an employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SEI employees must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Policy, employees will be subject to various pre-clearance and reporting standards, based on their responsibilities within SEI. As a result, it is important that all employees pay special attention to the employee category section within this Policy to determine what provisions of the Policy applies to them, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Employees outside the United States are subject to this Policy and the applicable laws of the jurisdictions in which they are located. These laws may differ substantially from U.S. law and may subject employees to additional requirements. To the extent any particular portion of the Policy is inconsistent with foreign law not included herein or within the firm's Compliance Manual, employees should consult their designated Compliance Officer or the Compliance Department at SEI's Oaks facility.

EACH EMPLOYEE SUBJECT TO THIS POLICY MUST READ AND RETAIN A COPY AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS POLICY MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED

TO DISGORGEMENT OF PROFITS, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.


Any questions regarding SEI's policy or procedures should be referred to the Compliance Department, which currently includes Cyndi Parrish, the Compliance Director. (x2807).


II. CODE OF ETHICS

A. PURPOSE OF CODE

This Code of Ethics ("Code") was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940, as amended, and Rule 17j-1 thereunder, as amended. Those provisions of the U.S. securities laws were adopted to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Employees (including contract employees) will be subject to various pre-clearance and reporting standards based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories listed below.

B. EMPLOYEE CATEGORIES


1. ACCESS PERSON - any director, officer or employee of SEI Investments Mutual Fund Services who, in connection with his or her regular functions or duties, makes, participates in, or obtains prior or contemporaneous information regarding the purchase or sale of an Investment Vehicle's portfolio securities for which SEI acts as distributor and/or administrator.


2. INVESTMENT PERSON - any director, officer or employee of the Asset Management Group who (1) directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SEI acts as investment adviser, (2) executes or helps execute portfolio transactions for any such Investment Vehicle, or (3) obtains or is able to obtain prior or contemporaneous information regarding the purchase or sale of an Investment Vehicle's portfolio securities.

3. PORTFOLIO PERSONS - any director, officer or employee entrusted with direct responsibility and authority to make investment decisions affecting one or more client portfolios.

4. REGISTERED REPRESENTATIVE - any director, officer or employee who is registered with the National Association of Securities Dealers as a registered representative (Series 6, 7 or 63), a registered principal (Series 24 or 26) or an investment representative (Series 65), regardless of job title or responsibilities.

5. ASSOCIATE - any director, officer or employee who does not fall within definitions 1, 2, 3 or 4 above.

C.  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS


When buying or selling securities, SEI employees may not employ any device, scheme or artifice to defraud, mislead, or manipulate any fund or investment client. The following restrictions are applicable to an employee's personal securities transactions.


1.   ACCESS PERSONS:

     o may not purchase or sell, directly or indirectly, any Security within 24 HOURS before or after the time that the same (or a related) Security is being purchased or sold by any Investment Vehicle for which SEI acts as advisor, distributor and/or administrator.


     o    may not acquire Securities as part of an Initial Public
          Offering("IPO") without obtaining the written approval of the designated Compliance Officer at Mutual Fund Services before directly or indirectly acquiring a beneficial ownership in such securities.

     o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the designated Compliance Officer at Mutual Fund Services.


2.   INVESTMENT PERSONS:


     o may not purchase or sell, directly or indirectly, any Security within 24 HOURS before or after the time that the same (or a related) Security is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-advisers acts as investment adviser or sub-adviser to the Investment Vehicle.


     o may not profit from the purchase and sale or sale and purchase of a Security within 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities.

     o may not acquire Securities as part of an Initial Public Offering without obtaining the written approval of the Compliance Department before directly or indirectly acquiring a beneficial ownership in such securities.

     o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the Compliance Department.


     o may not receive any gift of more than de minimus value (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

     o may not serve on the board of directors of any publicly traded company.

3.   PORTFOLIO PERSONS:

     o may not purchase or sell, directly or indirectly, any Security within 7 DAYS before or after a client portfolio has executed a trade in that same (or an equivalent) Security, unless the order is withdrawn.


     o may not acquire Securities as part of an Initial Public Offering without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

     o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the Compliance Department.


     o may not profit from the purchase and sale or sale and purchase of a Security within 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities.

     o may not receive any gift of more than de minimus value (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

     o may not serve on the board of directors of any publicly traded company.

4.   REGISTERED REPRESENTATIVES:


     o    may not acquire Securities as part of an Initial Public Offering.


D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

1.   ACCESS, INVESTMENT AND PORTFOLIO PERSONS:


     o must pre-clear each proposed securities transaction with the Compliance Department or the designated Compliance Officer for Accounts held in their names or in the names of others in which they hold a Beneficial Ownership interest. No transaction in Securities may be effected without the prior written approval of the Compliance Department or the designated Compliance Officer, except as set forth below in Section D.4 which sets forth the securities transactions that do not require pre-clearance.

     o the Compliance Department or the designated Compliance Officer will keep a record of the approvals, and the rationale supporting, investments in IPO and private placement transactions.

2.   REGISTERED REPRESENTATIVES/ASSOCIATES:

     o must pre-clear transactions with the Compliance Department or designated Compliance Officer ONLY IF the Registered Representative or Associate knew or should have known at the time of the transaction that, during the 24 HOUR period immediately preceding or following the transaction, the Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.

3.   TRANSACTIONS THAT DO NOT HAVE TO BE PRE-CLEARED:

     o Purchases or sales over which the employee pre-clearing the transaction ( the "Pre-clearing Person") has no direct or indirect influence or control;

     o Purchases, sales or other acquisitions of Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise of puts or calls written by the Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;


     o Purchases which are part of an automatic dividend reinvestment plan or automatic employee stock purchase plans;

     o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer;

     o    Acquisitions of Securities through gifts or bequests; and

     o    Transactions in OPEN-END mutual funds.


4.   PRE-CLEARANCE PROCEDURES:

     o All requests for pre-clearance of securities transactions must be submitted to the Compliance Department or the designated Compliance Officer by completing a Pre-clearance Request Form (attached as
          EXHIBIT 1). SEI Employees located in the U.S. with access to the I drive may also complete an electronic version of the form located at I:\register\preform.doc.

     o    The following information MUST be provided on the Form:

               a. Name, date, extension, title;

               b. Transaction detail, i.e., whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is held in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and


               c. Signature and date; if electronically submitted, initial and date.


     o The Compliance Department or the designated Compliance Officer will notify the employee whether the request is approved or denied by telephone or email, and by sending a copy of the signed form to the employee. An employee is not officially notified that the transaction has been pre-cleared until he or she receives a copy of the signed form. Employees should retain copies of the signed form.

     o Employees may not submit a Pre-clearance Request Form for a transaction that he or she does not intend to execute.


     o Pre-clearance authorization is valid for 3 BUSINESS DAYS ONLY. Transactions, which are not completed within this period, must be resubmitted with an explanation why the previous pre-cleared transaction was not completed.


     o Investment persons must submit to the Compliance Department or the designated Compliance Officer transaction reports showing the transactions in all the Investment Vehicles for which SEI or a sub-adviser serves as an investment adviser for the 24 hour period before and after the date on which their securities transactions were effected. Transaction reports need only be submitted for the portfolios that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by the Investment Person. For example, if the Investment Person seeks to obtain approval for a proposed equity trade, only the transaction reports for the portfolios effecting transactions in equity securities are required.

     o The Compliance Department or the designated Compliance Officer will maintain pre-clearance records for 5 years.

E.  REPORTING REQUIREMENTS

1.   DUPLICATE BROKERAGE STATEMENTS [ALL EMPLOYEES]

     o All SEI Employees are required to instruct their brokers/dealers to file duplicate brokerage statements with the Compliance Department at SEI Oaks. Employees in SEI's global offices are required to have their duplicate statements sent to the offices in which they are located. Statements must be filed for all Accounts (including those in which employees have a Beneficial Ownership interest), except those that trade exclusively in open-end mutual funds, government securities, or SEI stock through the employee stock/stock option plan. Failure of a broker-dealer to send duplicate statements will not excuse an Employee's violation of this Section, unless the Employee demonstrates that he or she took every reasonable step to monitor the broker's or dealer's compliance.

     o Sample letters instructing the brokers/dealers to send the statements to SEI are attached as EXHIBIT 2, and may be found at I:\register\407pers.doc and I:\register\permltr.doc. If the broker or dealer requires a letter authorizing a SEI employee to open an account, the permission letter may used and may be found at I:\register\permltr.doc. Please complete the necessary information in the letter and forward a signature ready copy to the Compliance Department.

     o If no such duplicate statement can be supplied, the Employee should contact the Compliance Department or the designated Compliance Officer.

2.   INITIAL HOLDINGS REPORT [ACCESS, INVESTMENT AND PORTFOLIO PERSONS]

     o Access, Investment and Portfolio Persons must submit an Initial Holdings Report to the Compliance Department or designated Compliance Officer disclosing EVERY security beneficially owned directly or indirectly by such person within 10 days of becoming an Access, Investment or Portfolio Person.

     o    The Initial Holdings Report must include the following information:
          (1) the title of the security; (2) the number of shares held; (3) the principal amount of the security; and (4) the name of the broker, dealer or bank where the security is held. The information disclosed in the report must be current as of a date no more than 30 days before the report is submitted.

     o The Initial Holdings Report is attached as EXHIBIT 3 to this Code and can be found on the I drive at I:register\inhold.doc.


3. QUARTERLY REPORT OF SECURITIES TRANSACTIONS [ACCESS, INVESTMENT AND PORTFOLIO PERSONS]

     o Access, Investment and Portfolio Persons must submit quarterly transaction reports of the purchases and/or sales of securities in which such persons have a direct or indirect Beneficial Ownership interest (See EXHIBIT 4- Quarterly Transaction Report). The report will be provided to all Investment Persons before the end of each quarter by the Compliance Department or the designated Compliance Officer and must be completed and returned NO LATER THAN 10 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due will be considered late and will be reported as violations of the Code of Ethics. Investment and Portfolio Persons who repeatedly return the reports late (5 late filings) will be subject to a monetary fine for their Code of Ethics violations.


     o    The following information must be provided on the report:

               a. The date of the transaction, the description and number of shares, and the principal amount of each security involved;

               b. Whether the transaction is a purchase, sale or other acquisition or disposition;

               c. The transaction price; and

               d. The name of the broker, dealer or bank through whom the transaction was effected.


4.   ANNUAL REPORT OF SECURITIES HOLDINGS [ACCESS, INVESTMENT AND PORTFOLIO
     PERSONS]

     o On an annual basis, Investment and Portfolio Persons must submit to the Compliance Department or the designated Compliance Officer an Annual Report of Securities Holdings that contains a list of all securities subject to this Code in which they have any direct or indirect Beneficial Ownership interest (See EXHIBIT 5 - ANNUAL SECURITIES HOLDINGS REPORT). The information disclosed in the report must be current as of a date no more than 30 days before the report is submitted.

     o Annual reports must be returned to the Compliance Department or the designated Compliance Officer within 30 DAYS after the end of the calendar year-end.

4.   ANNUAL CERTIFICATION OF COMPLIANCE [ALL EMPLOYEES]

     o    All employees will be required to certify annually that they:

     -    have read the Code of Ethics; - understand the Code of Ethics; and

     -    have complied with the provisions of the Code of Ethics.

     o The Compliance Department or the designated Compliance Officer will send out annual forms (attached as EXHIBIT 6) to all employees that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year.


F.  DETECTION AND REPORTING OF CODE VIOLATIONS


The Compliance Department or the designated Compliance Officer will :


     o review the trading activity reports or duplicate statements filed by Employees, focusing on patterns of personal trading;

     o    review the trading activity of Investment Vehicles;


     o review the holdings reports submitted by Access, Investment and Portfolio Persons;

     o prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of the Investment Vehicles that, (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its access, investment and portfolio personnel from violating this Code; and

     o prepare a written report to SEI management personnel outlining any violations of the Code together with recommendations for the appropriate penalties.

G.  VIOLATIONS OF THE CODE OF ETHICS


1.   PENALTIES:

     o Employees who violate the Code of Ethics may be subject to serious penalties which may include:

         -  written warning;
         -  reversal of securities transaction;

         -  restriction on trading privileges;
         -  disgorgement of trading profits;
         -  fine;
         -  suspension or termination of employment; and/or
         -  referral to regulatory or law enforcement agencies.


2.   PENALTY FACTORS:

     o Factors which may be considered in determining an appropriate penalty include, but are not limited to:

          -  the harm to clients;
          -  the frequency of occurrence;
          -  the degree of personal benefit to the employee;
          -  the degree of conflict of interest;
          -  the extent of unjust enrichment;
          - evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
          - the level of accurate, honest and timely cooperation from the employee.


H.  CONFIDENTIAL TREATMENT

     o The Compliance Department or the designated Compliance Officer will use their best efforts to assure that all requests for pre-clearance, all personal securities transaction reports and all reports for securities holding are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside SEI as are necessary to evaluate compliance with or sanctions under this Code.

I.  DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

1. ACCOUNT - a securities trading account held by an Employee and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the Employee benefits directly or indirectly; any partnership (general, limited or otherwise) of which the Employee is a general partner or a principal of the general partner; and any other account over which the Employee exercises investment discretion.

2. BENEFICIAL OWNERSHIP - Security ownership in which a person has a direct or indirect financial interest. Generally, an employee will be regarded as a beneficial owner of Securities that are held in the name of:

     a.  a spouse or domestic partner;
     b.  a minor child;
     c.  a relative who resides in the employee's household; or
     d. any other person IF: (a) the employee obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the employee can obtain title to the securities now or in the future.

3. INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

4. PURCHASE OR SALE OF A SECURITY - includes the writing of an option to purchase or sell a security.

5. SECURITY - includes notes, bonds, stocks (including closed-end funds), convertibles, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. A "Security" DOES NOT INCLUDE direct obligations of the U.S. Government ; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and, shares issued by open-end mutual funds.

III.  INSIDER TRADING POLICY


All Employees are required to refrain from investing in Securities based on material nonpublic inside information. This policy is based on the U.S. federal securities laws that prohibit any person from:


1.   trading on the basis of material, nonpublic information;

2.   tipping such information to others;

3. recommending the purchase or sale of securities on the basis of such information;

4.   assisting someone who is engaged in any of the above activities; and

5. trading a security, which is the subject of an actual or impending tender offer when in possession of material nonpublic information relating to the offer.

This includes any confidential information that may be obtained by Access, Investment and Portfolio Persons regarding the advisability of purchasing or selling specific securities for any Investment Vehicles or on behalf of clients. Additionally, this policy includes any confidential information that may be obtained about SEI Investments Company or any of its affiliated entities. This Section outlines basic definitions and provides guidance to Employees with respect to this Policy.

A.  WHAT IS "MATERIAL" INFORMATION?


INFORMATION IS MATERIAL WHEN THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value. There is no simple "bright line" test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, any question as to whether information is material should be directed to the Compliance Department.


B.  WHAT IS "NONPUBLIC" INFORMATION?

INFORMATION ABOUT A PUBLICLY TRADED SECURITY OR ISSUER IS "PUBLIC" WHEN IT HAS BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKETPLACE. TANGIBLE EVIDENCE OF SUCH DISSEMINATION IS THE BEST INDICATION THAT THE INFORMATION IS PUBLIC. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this Policy, such private information may be considered "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, but may still be considered "nonpublic" information with respect to creditors who were not entitled to receive the memorandum. As another example, a controlling shareholder may have access to internal projections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

C.  WHO IS AN INSIDER?

Unlawful insider trading occurs when a person, who is considered an insider, with a duty not to take advantage of material nonpublic information violates that duty. Whether a duty exists is a complex legal question. This portion of the Policy is intended to provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

Insiders of a company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special position of trust or has some other confidential relationship with a company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants and all of their officers, directors or partners, and employees are all likely to be temporary insiders of their clients.

Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.

D.  WHAT IS MISAPPROPRIATION?

Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has material nonpublic information about Company A and must not trade in Company A's shares.

For another example, Employees who, because of their association with SEI, receive inside information as to the identity of the companies being considered for investment by SEI Investment Vehicles or by other clients, have a duty not to take advantage of that information and must refrain from trading in the securities of those companies.

E.  WHAT IS TIPPING?

Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose. Both tippees and tippers are subject to liability for insider trading.

F. IDENTIFYING INSIDE INFORMATION

Before executing any securities transaction for your personal account or for others, you must consider and determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you MUST take the following steps:

1. Report the information and proposed trade immediately to the Compliance Department or designated Compliance Officer;

2.   Do not purchase or sell the securities on behalf of yourself or others; and

3. Do not communicate the information inside or outside SEI, other than to the Compliance Department or designated Compliance Officer.

These prohibitions remain in effect until the information becomes public.

Employees managing the work of consultants and temporary employees who have access to material nonpublic information are responsible for ensuring that consultants and temporary employees are aware of this Policy and the consequences of non-compliance.


G.  TRADING IN SEI INVESTMENTS COMPANY SECURITIES


This Policy applies to ALL EMPLOYEES with respect to trading in the securities of SEI Investments Company, including shares held directly or indirectly in the Company's 401(k) plan. Employees, particularly "officers" (as defined in Rule 16(a)-1(f) in the Securities Exchange Act of 1934, as amended), of the company should be aware of their fiduciary duties to SEI and should be sensitive to the appearance of impropriety with respect to any of their personal transactions in SEI's publicly traded securities. Thus, the following restrictions apply to all transactions in SEI's publicly traded securities occurring in an employee's Account and in all other accounts in which the employee benefits directly or indirectly, or over which the employee exercises investment discretion.

o Blackout Period - DIRECTORS AND OFFICERS are prohibited from buying or selling SEI's publicly traded securities during the blackout period. The blackout periods are as follows:

o for the first, second and third quarterly financial reports - begins at the close of the prior quarter and ends after SEI publicly announces the financial results for that quarter.

o for the annual and fourth quarter financial reports - begins on the 6th business day of the first month following the end of the calendar year-end and ends after SEI publicly announces its financial results.

All securities trading during this period may only be conducted with the approval of SEI's General Counsel or the Compliance Director. In no event may securities trading in SEI's stock be conducted while an Director or Officer of the company is in possession of material nonpublic information regarding SEI.

o Major Events - Employees who have knowledge of any SEI events or developments that may have a "material" impact on SEI's stock that have not been publicly announced are prohibited from buying or selling SEI's publicly traded securities before such announcements. (SEE definition of "material information" contained in III. A. above.)

o SHORT SELLING AND DERIVATIVES TRADING PROHIBITION - All employees are prohibited from engaging in short sales and options trading of SEI's common stock.

Section 16(a) directors and officers are subject to the following additional trading restriction.

o Short Swing Profits - Directors and Officers may not profit from the purchase and sale or sale and purchase of SEI's securities within 6 MONTHS of acquiring or disposing of Beneficial Ownership of that Security.

H.  VIOLATIONS OF THE INSIDER TRADING POLICY


Unlawful trading of securities while in possession of material nonpublic information, or improperly communicating that information to others, is a violation of the federal securities laws and may expose violators to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall or loss avoided, and an order permanently enjoining violators from such activities. Violators may be sued by investors seeking to recover damages for insider trading violations. In addition, violations by an employee of SEI may expose SEI to liability. SEI views seriously any violation of this Policy, even if the conduct does not, by itself, constitute a violation of the federal securities laws. Violations of this Policy constitute grounds for disciplinary sanctions, including dismissal.

                             SEI INVESTMENTS COMPANY
                    CODE OF ETHICS AND INSIDER TRADING POLICY

                                    EXHIBITS

         EXHIBIT 1                  PRE-CLEARANCE REQUEST FORM

         EXHIBIT 2                  ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

         EXHIBIT 3                  INITIAL HOLDINGS REPORT

         EXHIBIT 4                  QUARTERLY TRANSACTION REPORT

         EXHIBIT 5                  ANNUAL SECURITIES HOLDINGS REPORT

         EXHIBIT 6                  ANNUAL COMPLIANCE CERTIFICATION

                                    EXHIBIT 1

                            PRECLEARANCE REQUEST FORM

Name:                               Date:

Ext #:                              Title/Position:

--------------------------------------------------------------------------------
TRANSACTION DETAIL:  I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE
FOLLOWING TRADE:
--------------------------------------------------------------------------------


Buy:  / /    Sell:  / /       Security Name:    Security type:

No. of  Shares:              Price:             If sale, date acquired:

Held in an SEI Portfolio: Yes  / / No  / /    If yes, provide: (a) the
Portfolio's name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:               Private Placement:
/ / Yes      / / No                / / Yes       / / No

--------------------------------------------------------------------------------
DISCLOSURE STATEMENTS
--------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which SEI acts as an investment adviser, distributor, administrator, or for which SEI oversees the performance of one or more it sub-advisers; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and
(3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene SEI Investments Company's Code of Ethics and Insider Trading Policy ("the Policy"), the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.

--------------------------------------------------------------------------------
Signature:                 Date:
--------------------------------------------------------------------------------

COMPLIANCE OFFICER'S USE ONLY

--------------------------------------------------------------------------------
Approved: / /                  Disapproved: / /     Date:
--------------------------------------------------------------------------------
By:                            Comments:

Transaction Report Received:  Yes / /      No / /

NOTE:  This preclearance will lapse at the end of the day on       , 20       .
If you decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.

                                    EXHIBIT 2

Date:

Your Broker
street address
city, state   zip code

Re:      Your Name
         your S.S.  number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution, Co., a registered broker/dealer an/or SEI Investments Management Corporation, a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:



                             SEI Investments Company
                         Attn: The Compliance Department

                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,


Your name

Date:

[Address]

         Re:  Employee Name
              Account #
              SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Distribution, Co., a registered broker/dealer and/or SEI Investments Management Corporation, a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:


                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,



Cynthia M. Parrish
Compliance Director

                                    EXHIBIT 3

                     SEI INVESTMENTS MANAGEMENT CORPORATION
                             INITIAL HOLDINGS REPORT


NAME:_____________________________________________________________

SIGNATURE:__________________

SUBMISSION DATE:_____________________



                        NUMBER OF                           NAME OF BROKER, DEALER OR
TITLE OF SECURITY      SHARES HELD    PRINCIPAL AMOUNT      BANK WHERE SECURITY IS HELD
==========================================================================================












================================================================================
This report must be submitted within 10 days of becoming an Access, Investment or Portfolio Person under SEI Investments Company's Code of Ethics. All securities holdings must be reported on this form.

I confirm that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

-----------------
Signature

---------
Date

-----------------
Received by:

                                    EXHIBIT 4

                     SEI INVESTMENTS MANAGEMENT CORPORATION
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                  ________________, 2000 TO ____________, 2000

NAME:___________________________________________________________________________

SIGNATURE:______________________________________________________________________

SUBMISSION
DATE:___________________________________________________________________________

                       NUMBER OF
                       SHARES AND       BROKER/
                       TYPE OF          DEALER         ISSUER &
         PRINCIPAL     TYPE OF          OR             TITLE OF
DATE     AMOUNT        TRANSACTION      BANK           SECURITY          PRICE

================================================================================




================================================================================
This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Investments Company Code of Ethics and Insider Trading Policy.

                                    EXHIBIT 5

                                 SEI INVESTMENTS
                        ANNUAL SECURITIES HOLDINGS REPORT
AS OF DECEMBER 31, 19__

EMPLOYEE NAME: __________________

------------------------------------------------------------------------------------------------------------
0  SECURITY              1  NUMBER OF SHARES         TYPE OF OWNERSHIP             ACCOUNT NUMBER AND
                                                     (DIRECT OR INDIRECT)          NAME OF BROKERAGE
                                                                                   FIRM WHERE SECURITIES
                                                                                   ARE HELD
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

I confirm that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

------------------------                          -------------------------
Name                                              Received by


---------
Date

Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.

                                    EXHIBIT 6

                                 SEI INVESTMENTS
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION


TO:   COMPLIANCE DEPARTMENT

FROM:

DATE:

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject thereto.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.


Signature: ___________________________

Date:___________________

Received by: _________________________



                                       8